SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2005

Blue Wireless & Data, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26235	54-1921580
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 401
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(469) 227-7605
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01.  Entry ito a Material Definitive Agreement.

Effective March 15, 2005, Blue Wireless & Data, Inc. (the “Company”) entered into a stock purchase agreement with DSG Technology, Inc. d/b/a/ Panaband (“Panaband”). The full text of the agreement is attached as an exhibit to this filing.

Pursuant to the agreement the Company will acquire 100% of the equity interest of Panaband.

In consideration, the Company has executed a convertible debenture, maturing March 15, 2006, in the amount of $1,000,000 payable to the former principals of Panaband. In addition, the Company issued a secured promissory note in the amount of $445,092 secured by a stock pledge agreement executed by the Company.

This transaction increases the number of customers of the Company and expands the coverage area of its regional wireless network. The increase in revenue is expected to double the current monthly revenue of the Company.

Section 2 – Financial Information.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The Company has completed an acquisition of assets pursuant to the stock purchase agreement described in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	(b) Financial information on Panaband and consolidated pro forma financial information on the Company following the acquisition will be provided in an amendment to this Form 8-K within 70 days of the date of this filing.

(c)	Exhibit 10.1 Stock Purcahse Agreement between the Company and Panaband.
Exhibit 10.2 Convertible Debenture between the Company and Panaband.
Exhibit 10.3 Stock Pledge Agreement between the Company and Panaband.
Exhibit 10.4 Secured Promissory Note between the Company and Panaband.
Exhibit 10.5 Bill of Sale between the Company and Panaband.
Exhibit 10.6 Capital Lease Agreement between the Company and Panaband.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Wireless & Data, Inc.
(Registrant)

Date:	March 25, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer